UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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BIOMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2023

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of BIOMERICA, INC., a Delaware corporation (herein called the “Company” or “our”), will be held at the offices of the Company, 17571 Von Karman Avenue, Irvine, California 92614 on December 7, 2023 at 10:00 a.m., Pacific Time (the “Annual Meeting”).

At the meeting, you will be asked to consider and vote upon the following matters:

1.	The election of six directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

2.	To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement;

3.	To ratify the selection by the Audit Committee of our Board of Directors of Haskell & White LLP as our independent public accounting firm for the fiscal year ending May 31, 2024;

4.	To consider and act upon a proposal to approve our 2023 Stock Incentive Plan;

5.	To approve an adjournment of the Annual Meeting; and

6.	Transaction of such other business which may properly come before the annual meeting and any adjournment thereof.

You will be able to attend the Annual Meeting in person at the Company’s headquarters located at 17571 Von Karman Ave. Irvine, CA 92614. No virtual connection to the Annual Meeting will be available for off-site viewing or attendance.

In accordance with the provisions of our bylaws, the Board of Directors has fixed the close of business on October 14, 2023, as the record date for the determination of the holders of our common stock, $0.08 par value, entitled to notice of and to vote at our Annual Meeting. To ensure that your shares will be represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted. It is important that your shares be represented and voted at the Annual Meeting, whether or not you plan to attend the meeting.

By Order of the Board of Directors,

/S/ Zackary S. Irani
ZACKARY S. IRANI, Chairperson of the Board and
Chief Executive Officer

Irvine, California

September 27, 2023

Approximate Date of the Mailing of the Proxy Materials: October 28, 2023

BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors of Biomerica, Inc., a Delaware corporation (the “Company” or “our”), in connection with the solicitation of proxies for use at the Company’s Annual Meeting of Stockholders to be held at the offices of the Company, 17571 Von Karman Avenue, Irvine, California 92614 on December 7, 2023, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof (the “Annual Meeting”). The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the “Notice”). This Proxy Statement, and the Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 2023, will be mailed on or about October 28, 2023, to each stockholder of record as of the close of business on October 14, 2023.

RECORD DATE AND OUTSTANDING SHARES

The close of business on October 14, 2023, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of September 27, 2023, there was outstanding and entitled to vote an aggregate of 16,821,646 shares of the Company’s common stock, $0.08 par value per share (the “Common Stock”), held of record by approximately 800 stockholders. However, the actual number of shareholders is unknown as brokers and other institutions hold the majority of the Company’s stock on behalf of other beneficial owners. The actual number of shares outstanding as of the Record Date may vary from the number of shares outstanding as of September 27, 2023.

VOTING RIGHTS, QUORUM, & VOTES REQUIRED

The holder of each share of Common Stock is entitled to one vote for each share held as of the Record Date on each matter to be considered at the Annual Meeting.

The presence at the Annual Meeting, in-person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock held of record on the Record Date and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Shares represented by proxies pursuant to which votes contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

Broker “non-votes” occur when a broker holding shares in “street name” votes on one proposal but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this would occur when brokers holding stock in “street name” have not received any instructions from clients, in which case the brokers (as holders of record) are generally permitted to vote only on “discretionary” matters. Brokers are not permitted to vote shares for which they have not received voting instructions in favor of the proposed election of directors, on the proposals regarding the Company’s 2023 Stock Incentive Plan or the say-on-pay advisory vote. However, under such rules, the proposed ratification of the selection by the Audit Committee of Haskell & White LLP as the Company’s independent public accounting firm for the fiscal year ending May 31, 2024 and the proposal to approve an adjournment of the Annual Meeting, are “discretionary” matters, and the Company brokers will therefore generally be able to vote shares held in “street name” on such matter without receiving instructions from the beneficial holders of such shares.

Directors shall be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on the election of directors (“Proposal No. 1”). This means that the six director nominees with the most affirmative votes will be elected. The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required (i) to approve, on an advisory basis, the Named Executive Officers’ compensation (“Proposal No. 2”), (ii) to ratify the selection of Haskell & White LLP as the Company’s independent public accounting firm for the fiscal year ending May 31, 2024 (“Proposal No. 3”), (iii) to approve the 2023 Stock Incentive Plan (“Proposal No. 4”), and (iv) to approve an adjournment of the Annual Meeting (“Proposal No. 5”). Stockholders may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT” with respect to Proposal 1. A withhold vote, broker non-vote, and abstention will not count as a vote cast and will have no effect on the outcome of the vote on Proposal 1. Stockholders may vote “FOR,” “AGAINST, or “ABSTAIN” with respect to Proposals 2, 3, 4, and 5. A broker non-vote will not count as shares entitled to vote and will have no effect on the outcome of the vote on Proposals 2 and, 4. Because a bank, broker, dealer, or other nominee may generally vote without instructions on Proposals 3 and 5, we do not expect any broker non-votes on Proposals 3 and 5. Abstentions will have the same effect as a vote “AGAINST” with respect to Proposals 2, 3, 4, and 5.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions, and broker “non-votes.”

APPRAISAL RIGHTS

Under Delaware law, stockholders are not entitled to any appraisal rights with respect to the approval of any of the proposals described in this Proxy Statement.

PERSONS MAKING THE SOLICITATION

The Proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. The solicitation of proxies is being made by use of the mail and the cost of preparing, assembling, and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and employees of the Company may solicit proxies by mail, telephone, or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Company’s Common Stock, of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the Company prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as directors shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise (i) by resubmitting their vote online or (ii) by attending the Annual Meeting and electing to vote at the Annual Meeting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 27, 2023, certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each director, including director nominees, and each Named Executive Officer of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each named beneficial owner is the same as that of the Company’s principal executive offices located at 17571 Von Karman Avenue, Irvine, California 92614.

5% or Greater Stockholders

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani	1,608,618	9.2%
Granahan Investment Management Inc	1,144,824	6.8%
Wasatch Advisors LP	953,264	5.7%

Directors and Named Executive Officers

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani (2)	1,608,618	9.2%
Allen Barbieri (3)	358,327	2.1%
Jane Emerson, M.D., Ph.D. (4)	261,000	1.5%
Catherine Coste (5)	107,540	0.6%
David Moatazedi (6)	-	0.0%
Jack Kenny (7)	-	0.0%
Gary Lu (8)	-	0.0%
All executive officers and directors as a group (seven persons) (9)	2,335,485	13.5%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group. Percentage ownership for each named beneficial owner, and the ownership of the directors and executive officers as a group, is based on 13,411,901 shares outstanding as of September 27, 2023 plus the shares the named person and group has a right to acquire within 60 days thereafter pursuant to options, warrants, conversion privileges or other rights and privileges.

(2) Includes 588,058 shares underlying options exercisable by Mr. Irani at or within 60 days of September 27, 2023.

(3) Includes 265,000 shares underlying options exercisable by Mr. Barbieri at or within 60 days of September 27, 2023.

(4) Includes 190,000 shares underlying options exercisable by Dr. Emerson at or within 60 days of September 27, 2023.

(5) Includes 63,750 shares underlying options exercisable by Ms. Coste at or within 60 days of September 27, 2023.

(6) Mr. Moatazedi joined the Board in December 2022, and has no stock options that are exercisable at or within 60 days of September 27, 2023.

(7) Mr. Kenny joined the Board in August 2023 and has no stock options that are exercisable at or within 60 days of September 27, 2023.

(8) Mr. Lu joined the company and was appointed Chief Financial Officer in March 2023 and has no stock options that are exercisable at or within 60 days of September 27, 2023.

(9) Includes all information set forth in footnotes (2) through (8), above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

DIRECTORS

The Company’s bylaws give the Board of Directors of the Company (the “Board”) the power to set the number of directors at no less than three or more than nine. The size of the Company’s Board is currently set at six directors and the following six directors are nominated to be reelected at the Annual Meeting: Mr. Zackary Irani, Mr. Allen Barbieri, Dr. Jane Emerson, Ms. Catherine Coste, Mr. David Moatazedi, and Mr. Jack Kenny.

A proxy cannot be voted for a greater number of directors than the six (6) nominees identified in this Proxy Statement. Each director of the Company is elected annually and holds office for the ensuing year and until his or her successor has been elected and qualified. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominees designated by the Board or the number of directors may be reduced accordingly.

The following table sets forth the name and current age of each director nominee, the year he or she was first elected, and his or her position(s) with the Company. The Company does not pay a fee to any third party to identify potential nominees. The Board has not received recommended nominees from a stockholder and none of our directors or director nominees were selected pursuant to any arrangement or understanding, other than with our directors acting within their capacity as a director. There are no family relationships among any of our directors or executive officers.

Name	Age	Director Since	Positions Held
Zackary Irani	56	1997	Chairperson of the Board and Chief Executive Officer
Allen Barbieri	64	1999	Executive Vice-Chairperson of the Board, and Corporate Secretary
Jane Emerson, M.D., Ph.D.	68	2007	Director, Member of Nominating & Governance Committee and Compensation Committees
Catherine Coste	56	2020	Director, Chairperson of Audit Committee, Member of Nominating & Governance and Compensation Committees
David Moatazedi	44	2023	Director, Chairperson of Compensation Committee and Member of Audit Committee
Jack Kenny (1)	55	2023	Director, Chairperson of Nominating & Governance Committee and Member of Audit Committee

(1) On August 25, 2023, the board of directors elected and appointed Mr. Jack Kenny to serve as an independent member of the Board effectively immediately.

Background of Nominees

Zackary Irani

Mr. Zackary Irani has served as a Director, Chairperson of the Board and Chief Executive Officer of the Company since April 1997. Prior to that time, Mr. Irani served as the Company’s Vice-President of Business Development. He has been an employee of the Company since 1986. During the fiscal years 2008 and 2009, Mr. Irani also served as Chairperson of the Board of Lancer Orthodontics, Inc. and served as Lancer’s Chief Executive Officer from April 1997 until April 2004. Mr. Irani holds a BS degree and an MBA degree from the University of California, Irvine - The Paul Merage School of Business.

We believe Mr. Irani is qualified to serve on our Board because of his service as the Chief Executive Officer of the Company, his extensive knowledge of the Company’s business and operations, his financial expertise, his education, and his knowledge of the business sector in which the company competes.

Allen Barbieri

Mr. Allen Barbieri served as a Director and Executive Vice Chairperson and Corporate Secretary of the Company since August 2020. From October 1999 through August 2020, Mr. Barbieri also served as an outside independent Director of the Company From March 2015 to April 2022, Mr. Barbieri served as a member of the board of directors of CareTrust REIT, Inc. (NYSE:CTRE), a large publicly traded real estate investment trust, where he served as Chairman of the Corporate Governance and Nominating Committee and as a member of the Audit and Compensation Committees. From January 2010 to March 2018, Mr. Barbieri served as the Chief Executive Officer of Biosynthetic Technologies, a privately held, renewable specialty chemicals company, with BP and Monsanto as primary owners. Prior to that, from April 2004 to September 2009, Mr. Barbieri served as the Chief Executive Officer of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico. From 1998 to 1999, he served as President and Chief Financial Officer of BUY.COM, a major internet retailer and from 1994 to 1999 Mr. Barbieri was President and Chief Executive Officer of Pacific National Bank. Mr. Barbieri holds an MBA from Massachusetts Institute of Technology (MIT).

We believe Mr. Barbieri is qualified to serve on our Board due to his extensive knowledge of the Company’s business and operations, his financial expertise in investment banking and experience as a Chief Executive Officer and Chief Financial Officer of public and private institutions, his education, and his prior experience as a board member of numerous public and private companies.

Dr. Jane Emerson

Dr. Jane Emerson has served as a Director of the Company since April 2007. Since July 1, 2009, Dr. Emerson has served as Vice Chair for Clinical Programs and Chief of Clinical Pathology at the University of Southern California Keck School of Medicine, Los Angeles, California. From 1994 to 2009, Dr. Emerson was on the faculty of the University of California, Irvine School of Medicines where she served as Chief of Clinical Pathology, and from 2000 to 2009, she served as the Vice Chair for Clinical Programs, Department of Pathology, and Laboratory Medicine.

We believe Dr. Emerson is qualified to serve on our Board due to her extensive education, her industry leading experience in the clinical laboratory sector, her knowledge of clinical lab products and the process of attaining regulatory clearance for new lab-based diagnostic tests, and her 13 years of experience of service on the Board of the Company.

Catherine Coste

Ms. Catherine Coste has served as a Director of the Company since September 2020. Ms. Coste retired from Deloitte and Touche LLP in 2020, where she was a senior partner and served as one of Deloitte’s Life Sciences Industry Executive Leaders. During her career at Deloitte, Ms. Coste was directly involved with over 30 life science corporations, the majority of which were large-cap and medium-cap public corporations. Ms. Coste has served as an independent Director at Minerva Surgical, Inc. since February 2021, where she is Chair of the Audit Committee and a Member of the Compensation Committee. Ms. Coste has also served as an independent Director at Renalytix, plc, since June 2023, where she Chairs the Audit Committee and is also a Member of the Renumeration Committee. Ms. Coste spent 32 years in both corporate and professional services positions leading global finance, internal audit and operations teams. She has extensive experience in Sarbanes-Oxley compliance, corporate risk analysis and management, cyber risk assessment, fraud prevention, IT systems analysis and upgrades, internal controls, and corporate governance. Ms. Coste is a Certified Public Accountant in California.

We believe Ms. Coste is qualified to serve on our Board due to her education, her extensive work experience as a partner at Deloitte and Touche, more than 20 years of experience advising life sciences companies in multiple areas of their operations including accounting and finance, and other experience serving on the board of a public life science company.

David Moatazedi

Mr. David Moatazedi has served as a Director of the Company since September 2020. Mr. Moatazedi has served as the President and Chief Executive Officer, and as a member of the of board of directors of Evolus, Inc. (“Evolus”) (NASDAQ: EOLS), since May 2018. Evolus is a publicly traded life sciences company headquartered in Orange County, California, with a market capitalization of approximate $500 million. From March 2017 to June 2020, David also served as an independent board member of Obalon Therapeutics, a publicly traded life sciences company that was later merged into ReShape Lifesciences Inc. From 2016 to 2018, Mr. Moatazedi served as Senior Vice President at Allergan Inc. (“Allergan”), and head of the U.S. Medical Aesthetics division. Mr. Moatazedi also worked in various other leadership positions within Allergan since 2005, including Vice President, Sales and Marketing of the U.S. Facial Aesthetics, and the U.S. Plastic Surgery Divisions. Before Allergan, from 2000 to 2005 Mr. Moatazedi was a district manager for Novartis Pharmaceuticals, a multinational pharmaceuticals company. Mr. Moatazedi holds, an MBA from Pepperdine University and a BA degree from California State University, Long Beach.

We believe Mr. Moatazedi is qualified to serve on our Board due to his education, his financial expertise, his experience as a Chief Executive Officer of a publicly traded life sciences company, his professional experiences, and his prior experience serving as a member of the board of directors of a public life science company.

Jack Kenny

Mr. Jack Kenny has served as a Director of the Company since August 2023. Mr. Kenny is also an independent member of the board of directors for Quantum Si (NASDAQ: QSI), a protein sequencing company, where he has served since May 2023. Mr. Kenny joined Meridian Biosciences (“Meridian”), a life science and diagnostic company, in October 2017, where he served as the Chief Executive Officer and as a member of the board of directors. Mr. Kenny led Meridian’s turnaround resulting in the company’s sale in January 2023 (to SJL Partners and SD Biosensor). Before his tenure at Meridian, from 2014 to May 2017, Mr. Kenny served as Senior Vice President and General Manager, North America, of Siemens Healthcare, a healthcare company providing healthcare solutions and services. From 2012 to 2014, Mr. Kenny served as Vice President and General Manager, U.S. Region, for Becton Dickinson, a medical device company. Prior to 2012, he held executive roles at Danaher Corporation, a science and technology company, and Quest Diagnostics, a medical laboratory company. Mr. Kenny holds a BS degree from Kettering University.

We believe Mr. Kenny is qualified to serve on our Board due to his education, his operational experience as a Chief Executive Officer of a publicly traded life sciences company, his key executive leadership within large public companies in the healthcare and medical device industry, his other prior work experience, and his prior experience serving as a member of the Board of directors of a public life science company.

BOARD DIVERSITY

The diversity of the Company’s Board is listed below and is reviewed annually by the Board.

Board Diversity Matrix (as of September 27, 2023)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Our Board Recommends that the Stockholders Vote “FOR” the Election of Each of the Nominated Directors.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position(s)
Zackary Irani	56	Chief Executive Officer
Allen Barbieri	64	Executive Vice Chairperson
Gary Lu	43	Chief Financial Officer

The following provides certain biographical information with respective to each of our executive officers who is not a director.

Zackary Irani	Mr. Irani’s background is discussed above under the heading “Directors.”

Allen Barbieri	Mr. Barbieri’s background is discussed above under the heading “Directors.”

Gary Lu	Mr. Gary Lu has served as the Chief Financial Officer of the Company since March 2023. Mr. Lu brings over 20 years of diverse extensive experience with SEC publicly traded and privately held companies in corporate strategy, financial management, operations, fundraising, and merger and acquisition activities. Prior to joining the Company, from September 2019 to February 2023, Mr. Lu served as the Controller and Vice President of Finance at Happy Money, a leading platform for unsecured lending. From January 2019 to September 2019, Mr. Lu served as Controller and Vice President of Finance at Verb Technology Company, Inc. (NASDAQ: VERB), a software company. From January 2015 to January 2019, Mr. Lu served as Vice President Southwest Corporate Controller at FirstService Residential Management, Inc., a property management company, and the largest subsidiary of FirstService Corporation (NASDAQ: FSV). From October 2014 to January 2015, he served as the Corporate Controller and Head of Finance at Hoag Orthopedic Institute, LLC, a nationally ranked organization for orthopedic care. From December 2008 to October 2014, he served within various finance cross-disciplined roles at Broadcom Inc. (NASDAQ: AVGO), a semi-conductor manufacturing company. Mr. Lu began his career at Ernst & Young, LLP, a professional services company, where he served as an Assurance Manager from September 2003 to November 2008, and provided assurance services to both publicly traded and private company clients of the firm. Mr. Lu is a certified public accountant and received a BA in Economics and Accounting from the University of California, Los Angeles (UCLA).

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board maintains an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. For the fiscal year ended May 31, 2023, the Board held five in-person or telephonic Board meetings, acted by unanimous written consent three times, and held three strategy, and review and update meetings with management. The Audit Committee held seven meetings; the Compensation Committee held four meetings; and the Nominating and Corporate Governance Committee held four meeting. During the fiscal year ended May 31, 2023, all directors attended 75% or more of the aggregate meetings of the Board and the committees on which they serve.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has a Nominating and Corporate Governance Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Company has a standing Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise arise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. The Governance Committee will consider candidates recommended by current directors, professional search firms, stockholders or other persons.

To select a director candidate, the Governance Committee undergoes a series of discussions and review of the candidates. Once the Governance Committee has identified a prospective nominee, the Governance Committee will evaluate the prospective nominee in the context of the then current composition of the Board and will consider a variety of other factors, including the prospective nominee’s public company experience, corporate governance experience, business, technology, strategy, and industry experience, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board. The Board seeks to identify nominees who possess a diverse range of experience, skills, areas of expertise, industry knowledge, business judgment, and professional ethics and values. Although the committee does not have a formal policy with respect to diversity, it has a well-established process to identify director nominees, and considers diversity when evaluating candidates for director nominees. The Board does not evaluate stockholder nominees differently than any other nominee.

Our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Date of Submission of Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director for Company if elected at the next annual meeting, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee.

The Governance Committee met four times during the fiscal year ended May 31, 2023. For the fiscal year ended May 31, 2023, the Committee consisted of Dr. Jane Emerson, Mr. David Moatazedi and Ms. Catherine Coste, with Dr. Jane Emerson serving as Chairperson of the Governance Committee. Following the fiscal year end, on August 25, 2023, the Board appointed Mr. Jack Kenny as the chair of the Governance Committee, and Ms. Jane Emerson and Ms. Cathy Coste as additional members of the committee. It is anticipated that Mr. Jack Kenny will continue to serve as the chair of the Governance Committee after the Annual Meeting.

COMPENSATION COMMITTEE

The Company has a Compensation Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Compensation Committee is responsible for assisting the Board in discharging its responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include, among other matters: reviewing and approving executive compensation; evaluating our executive officers’ performance; setting the compensation levels of our executive officers; setting our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board for annual compensation of directors; and making recommendations to our Board regarding our overall compensation structure, policies and programs.

The Compensation Committee may delegate authority to the Chief Executive Officer or the Chief Financial Officer to grant equity incentive plan awards to our non-executive employees consistent with the parameters approved in advance by the compensation committee.

Historically, our Chief Executive Officer and Executive Vice-Chairperson have provided input and recommendations to the Compensation Committee on the compensation of executive officers and members of the Board. In addition, representatives from our Executive Management team finance function have provided information or recommendations to the Compensation Committee regarding design of any cash and equity incentive programs. Also, while the Committee does not officially retain an executive compensation consultant, the Committee does obtain industry and peer-group compensation information from certain national compensation consulting firms and other industry resources. The Compensation Committee reviews all of this input and information in determining and setting Director and Executive Officer compensation plans. All decisions affecting executive officer compensation are made by the Committee, in its sole discretion.

The Compensation Committee met four times during the fiscal year ended May 31, 2023. One Compensation Committee meetings was held without management, and three Compensation Committee meeting were held with management. At fiscal year-end May 31, 2023, the Compensation Committee was comprised of Mr. David Moatazedi, Dr. Jane Emerson and Ms. Catherine Coste, with Mr. David Moatazedi serving as Chairperson of the Compensation Committee. It is anticipated that Dr. Jane Emerson and Ms. Catherine will continue to serve on the Compensation Committee after the Annual Meeting. It is also anticipated that Mr. David Moatazedi will serve as the Chairperson of the Compensation Committee after the Annual Meeting.

AUDIT COMMITTEE

The Company has an Audit Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at the Company’s expense and without further approval of the Board, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties.

The Audit Committee met seven times during the fiscal year ended May 31, 2023. For the fiscal year ended May 31, 2023, the Audit Committee consisted of Ms. Catherine Coste, Dr. Jane Emerson, and Mr. David Moatazedi, with Ms. Coste serving as Chairperson of the Audit Committee. Following the fiscal year end, on August 25, 2023, the Board modified the Audit Committee structure with Ms. Coste continuing to serve as Committee Chair and Mr. Jack Kenny and Mr. Moatazedi as additional members of the committee. It is anticipated that Ms. Coste will continue to chair, and Mr. Moatazedi and Mr. Kenny will continue to serve on the Audit Committee after the Annual Meeting. The Board has determined that Ms. Coste qualifies as an “audit committee financial expert” and that each member of the Audit Committee is financially literate. All members of the Audit Committee meet the independence standards set forth in applicable SEC and Nasdaq rules.

DIRECTOR INDEPENDENCE

The Board reviews the independence of each director when he/she is elected to the Board and monitors such on a continual basis. The Board considers the transactions and relationships between each member and the Company in determining independence. The Board judges independence based on the definition of Director Independence as defined by Securities and Exchange Commission rules and as determined in accordance with Rule 5605 of the Marketplace Rules of the Nasdaq Stock Market, Inc. Based upon that review, the Board affirmatively determined that during the fiscal year ended May 31, 2023, Ms. Catherine Coste, Mr. David Moatazedi, and Dr. Jane Emerson were considered “independent” and has further affirmatively determined that Mr. Jack Kenny who joined the Board in August 2023, is considered “independent.”

BOARD LEADERSHIP STRUCTURE

The Company’s Board selects the Company’s Chairperson of the Board in the manner it determines to be in the best interests of the Company. Mr. Irani is Chairperson of the Board and Chief Executive Officer. The Board believes it is appropriate for Mr. Irani to serve as Chairperson of the Board due to his extensive knowledge of, and experience in, the global medical diagnostic industry. This knowledge and experience is critical in identifying strategic priorities and providing unified leadership in the execution of strategy. The Company believes that Mr. Irani’s experience and knowledge as the Chief Executive Officer of the Company, combined with his role as Chairperson of the Board, is an asset to the Company and promotes efficient board functioning, with independent board leadership provided by the Independent Directors. Additionally, in April 2020, the Board appointed Mr. Barbieri as the Executive Vice Chairperson and Lead Director. As such, Mr. Barbieri assumed, among other responsibilities, communications between the members of management and the members of the Board. Further, in August 2020, Mr. Barbieri dropped off of all committees of the Board and transitioned from an independent outside director to an executive director with the title of Executive Vice Chairperson. This move better enables Mr. Barbieri to be involved in the daily operations, regulatory and legal matters, and strategic relationships of the Company. Mr. Barbieri also serves as the Secretary of the Company. Further, given the addition of Mr. Barbieri as Vice Chairman, and due to the Company’s small size, small employee base and limited operations, the Board has determined that separating the Chief Executive Office and the Chairman roles is not in the best interest of the Company at this time.

BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for oversight of material risks facing the Company, including financial, cybersecurity, and compliance risks, while our management team is responsible for the day-to-day management of risk. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Compensation Committee, which are comprised entirely of independent directors. The Audit Committee and the Compensation Committee respectively report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.

Financial, Compliance and Controls Risks

The Audit Committee has scheduled periodic and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to global financial, accounting, and treasury matters, internal audit and controls, and legal and regulatory compliance. These discussions cover the steps management has taken to monitor, control, and report such exposures, as well as the Company’s policies with respect to risk assessment and risk management.

Employee Compensation Risks

The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The Company’s management and the Compensation Committee have assessed the risks associated with the Company’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards, our emphasis on at-risk equity-based compensation, discrepancies in the values of equity-based compensation depending on employee tenure relative to increases in stock price over time and the potential impact of such factors on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, the Company does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE AUDIT COMMITTEE

The information in this Report of the Audit Committee is not deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board including Auditing Standard No. 1301, “Communication with Audit Committees,” and the Securities and Exchange Commission. The Audit Committee has discussed with the independent auditors their independence from management and the Company, and the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board, including Rule 3526 “Communication with Audit Committees Concerning Independence,” and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2023 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors, Haskell & White LLP.

AUDIT COMMITTEE

Ms. Catherine Coste (Chair)
Mr. David Moatazedi
Dr. Jane Emerson

EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In December 2020, our Compensation Committee conducted its annual review of our compensation philosophy and made recommendations to the Board, which set the total compensation plan for our Named Executive Officers. This review included certain market data, other factors, and operational performance of the company. The focus of the Compensation Committee, the Board, and management is aligning management total compensation with shareholder return. As such, the Company pays below market salaries and cash bonuses (when paid) and focuses on equity awards for Named Executive Officers.

Cash Compensation

We use salary to compensate our Named Executive Officers for services rendered during the year and to recognize the experience, skills, knowledge, and responsibilities required of each Named Executive Officer. Our Compensation Committee considers adjustments to salary to reflect market conditions and Company results. During the fiscal year ended May 31, 2022, a bonus of $100,000 was paid to Mr. Barbieri, Executive Vice Chairperson for his work related to our introduction of COVID products and his managing of certain regulatory and legal matters. In December 2022, following its review and using the factors and methodologies described above, our Compensation Committee approved cash salaries as set forth in the table below.

Equity Compensation

We view equity awards as the critical element of total compensation of our Named Executive Officers. Although we do not specifically tie any portion of a Named Executive Officer’s equity compensation to Company performance, the Company utilizes incentive stock options as equity awards, the value of which bears a direct correlation to total shareholder return. Stock options issued to Named Executive Officers, often vest over a four-year period and are always issued with an exercise price equal to the then current market price of the Company’s Common Stock. As such, the value in these issued stock options is tied to long-term increases in stockholder value. Further, since issued stock options generally vest over four (4) years, these stock options awards serve as a means of retaining our Named Executive Officers, as well as other employees in the Company.

The following table sets forth the total compensation earned by the Company’s Chief Executive Officer, Vice Chairperson and Chief Financial Officer, Treasurer and Secretary (the “Named Executive Officers”) for the fiscal years ended May 31, 2023 and 2022.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings	All Other Compen-sation ($)	Total ($)
Zackary Irani (1),	2023	141,250	-	-	-	-	-	-	141,250
Chairman & Chief Executive Officer	2022	135,000	-	-	356,333	-	-	-	491,333
Allen Barbieri (2),	2023	126,250	-	-	-	-	-	-	126,250
Director, Executive Vice Chairman & Secretary	2022	97,962	100,000.00	-	157,992	-	-	-	355,954
Gary Lu (3),	2023	65,000	-	-	140,098	-	-	-	205,098
Chief Financial Officer	2022	-	-	-	-	-	-	-	-
Steve Sloan (4),	2023	190,733	-	-	-	-	-	-	190,733
Chief Financial Officer & Treasurer	2022	97,962	-	-	142,533	-	-	-	347,533

(1) In the fiscal years ended May 31, 2023 and 2022, there were no management incentive cash bonuses and Mr. Irani received no issuance of stock. Mr. Irani received a 100,000 share stock option grant in the fiscal year ended May 31, 2022. The option was granted at the exercise price of $4.46 per share (market value on the date of grant) and was valued at $356,333 using the Black-Scholes option-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate). The amounts in the table above do not reflect the value of a certain stock option granted to Mr. Irani in April 2023, that is subject to and conditioned upon the approval by our stockholders of the 2023 Stock Incentive Plan, and as such the value of that option is not currently determinable or shown in the table.

(2) In the fiscal years ended May 31, 2023 and 2022, there were management incentive cash bonuses paid to Mr. Barbieri of $0 and $100,000 respectively. During these years, Mr. Barbieri received no issuance of stock. Mr. Barbieri did receive a 45,000 share stock option grant in the fiscal year ended May 31, 2022. The option was granted at the exercise price of $4.46 per share (market value on the date of grant) and was valued at $157,992 using the Black-Scholes option-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate). The amounts in the table above do not reflect the value of a certain stock option granted to Mr. Barbieri in April 2023 that is subject to and conditioned upon the approval by our stockholders of the 2023 Stock Incentive Plan, and as such the value of that option is not currently determinable or shown in the table.

(3) Mr. Gary Lu joined the Company on March 1, 2023 as the new CFO and the reflected salary is pro-rated. In the fiscal years ended May 31, 2023 and 2022, there were no management incentive cash bonuses and Mr. Lu received no cash raise. Mr. Lu did receive a 100,000 share stock option grant in the fiscal year ended May 31, 2023. The option was granted at the exercise price of $1.74 per share (market value on the date of grant) and was valued at $140,097.70 using the Black-Scholes option-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(4) Mr. Steve Sloan stepped down as the CFO and left the company on March 1, 2023. In the fiscal years ended May 31, 2023 and 2022, there were no management incentive cash bonuses paid to Mr. Sloan, and Mr. Sloan received no cash raise or issuance of stock. Mr. Sloan did receive a 40,000 share stock option grant in the fiscal year ended May 31, 2022. The option was granted at the exercise price of $4.46 per share (market value on the date of grant) and was valued at $142,533 using the Black-Scholes option-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(5) For additional information as to the assumptions made in valuation, see Note 2 to the Company’s audited financial statements filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisabe	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	2/26/2015	105,000	0	0	0.82	2/26/2025	0	0	0	0
	3/24/2016	100,000	0	0	1.20	3/24/2026	0	0	0	0
	1/22/2018	75,000	0	0	3.90	1/22/2028	0	0	0	0
Zackary Irani	12/20/2018	150,000	0	0	2.25	12/20/2028	0	0	0	0
	12/19/2019	93,750	31,250	0	2.81	12/19/2029	0	0	0	0
	12/10/2020	39,308	39,308	0	6.36	12/10/2030	0	0	0	0
	12/9/2021	25,000	75,000	0	4.46	12/9/2031	0	0	0	0
	2/26/2015	30,000	0	0	0.82	2/26/2025	0	0	0	0
	3/24/2016	35,000	0	0	1.20	3/24/2026	0	0	0	0
	1/22/2018	25,000	0	0	3.90	1/22/2028	0	0	0	0
Allen Barbieri	12/20/2018	50,000	0	0	2.25	12/20/2028	0	0	0	0
	12/19/2019	50,000	0	0	2.81	12/19/2029	0	0	0	0
	12/10/2020	30,000	0	0	6.36	12/10/2030	0	0	0	0
	12/9/2021	45,000	0	0	4.46	12/9/2031	0	0	0	0
Gary Lu	4/6/2023	0	100,000	0	1.74	4/6/2033	0	0	0	0
	7/13/2020	25,000	25,000	0	8.70	7/13/2030	0	0	0	0
Steve Sloan	12/10/2020	6,250	18,750	0	6.36	12/10/2030	0	0	0	0
	12/9/2021	20,000	20,000	0	4.46	12/9/2031	0	0	0	0

ITEM 402(v) PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The Tabular Disclosure of Pay Versus Performance As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, are being provided pertaining to the relationship between executive compensation actually paid and certain financial performance of the Company. The following table sets forth information concerning Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) and our non-PEO named executive officers (“NEOs”) versus our total shareholder return (“TSR”) and net income (loss) performance results for the fiscal years ended May 31, 2023, 2022, and 2021. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term CAP is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation Information” section above.

Fiscal Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (TSR) ($) (4)	Net Income (Loss) ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	141,250	(108,437)	$174,027	110,778	0.00	(7,140,000)
2022	491,333	416,627	$351,744	318,143	95.89	(4,531,000)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for our CEO Zack Irani, (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table”

(2)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included in the table above were as follows:

●	For 2023: Allen Barbieri, Gary Lu and Steve Sloan
●	For 2022: Allen Barbieri and Steven Sloan

(3)	The dollar amounts reported in columns (c) and (e) represent the amount of CAP to Mr. Irani, and the average amount of CAP to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, to calculate CAP, compensation related to equity awards was remeasured based on the following: For stock options, a Black-Scholes (“BSM”) option-pricing model was used as of the applicable year-end date, or, in the case of vested options, the vesting date. The BSM model requires us to make assumptions and judgments regarding the variables used in the calculation, including the expected remaining term, expected volatility, and the expected risk-free rate. The valuation assumptions used to calculate the CAP shown in the table were materially consistent with those used to calculate our share-based compensation expense, as disclosed in our 2023 Annual Report on Form 10-K.

The 2023 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the Summary Compensation Table (“SCT”):

	PEO	Average of Non-PEO NEOs
Total Reported in 2023 SCT	141,250	174,027
Less: value of equity awards reported in SCT	-	(46,699)
Add: year-end value of equity awards granted in 2023 that are unvested and outstanding	-	35,934
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(264,287)	-
Add: fair market value of equity awards granted in 2023 and that vested in 2023	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2023	14,600	4,840
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2023	-	(57,323)
Compensation Actually Paid for 2023	(108,437)	110,778

The 2022 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the Summary Compensation Table (“SCT”):

	PEO	Average of Non-PEO NEOs
Total Reported in 2022 SCT	491,333	351,744
Less: value of equity awards reported in SCT	(356,333)	(150,263)
Add: year-end value of equity awards granted in 2022 that are unvested and outstanding	272,496	113,811
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(32,588)	(7,158)
Add: fair market value of equity awards granted in 2022 and that vested in 2022	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2022	41,720	10,009
Compensation Actually Paid for 2022	416,627	318,143

(4)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2021. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period and the Company’s share price at the beginning of the measurement period.

(5)	The dollar amounts reported in column (g) represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship between Compensation Actually Paid and Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationship between (1) information presented in the Pay Versus Performance table above and (2) the executive compensation actually paid to its PEO and, on average, to its other NEOs over the registrant’s three most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financials and primary focus on research and development of diagnostic-guided therapy products to treat gastrointestinal diseases, our company has not historically utilized net income (loss) as a performance measure for our executive compensation program. However, as the inFoods product has now launched, the Board will evaluate the relationship between our total revenues and net income (loss) and compensation actually to be paid to our PEO and NEOs going forward.

Compensation Actually Paid and TSR

The following graph sets forth the relationship between CAP to our PEO, the average CAP for our Non-PEOs, and the Company’s TSR over the period covering 2023 and 2022.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

INDEPENDENT DIRECTOR COMPENSATION

Our non-employee (Independent) directors receive a cash component in addition to an equity component as part of their annual Board retainer fee. The cash component of Board retainer fees is paid quarterly, while stock options typically vest on the one-year anniversary date of issuance. The compensation of directors is subject to review and adjustment from time to time by the Board.

The annual cash retainer fees are paid according to the following schedule:

DIRECTOR COMPENSATION
Annual Cash Retainer	$45,000
Committee Chair Stipends:
Audit	$15,000
Compensation	$7,500
Nominating and Corporate Governance	$7,500

Dr. Jane Emerson is also paid an additional advisory fee of $7,500 per year pertaining to assistance with the Company’s research and development and regulatory activities.

The following table presents the compensation of non-employee directors for the fiscal year ended May 31, 2023.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards Value ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Value ($)
Ms. Catherine Coste	60,000	0	87,773	0	0	0	147,773
Jane Emerson, M.D., Ph.D.	45,000	0	87,773	0	0	7,500	140,273
David Moatazedi	26,250	0	87,773	0	0	0	114,023
Jack Kenny	-	0	87,773	0	0	0	87,773
Mark Sirgo, Pharm D.	26,250	0	87,773	0	0	0	114,023

(1) The table above does not reflect the value or issuance of certain stock options granted to outside directors in April 2023, that are subject to and conditioned upon the approval by our stockholders of the 2023 Stock Incentive Plan, and as such the value of which is not currently determinable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board reviews, approves, and/or ratifies all transactions involving related persons. The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable to the Company than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving Directors, to determine whether such transactions affect the independence of a Director in accordance with the relevant rules and standards issued by the Securities and Exchange Commission.

For the fiscal year ended May 31, 2023, there were no reportable related party transactions or relationships.

LEGAL PROCEEDINGS

There are no legal proceedings related to any of our directors, director nominees, or executive officers which are required to be disclosed pursuant to applicable Securities and Exchange Commission rules.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an advisory, non-binding vote on the Company’s compensation paid to its Named Executive Officers as disclosed in this Proxy Statement.

Accordingly, in accordance with the rules adopted by the Securities and Exchange Commission, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers of Biomerica, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosure for more information about the Company’s executive compensation program.

Vote Required and Board Recommendation

Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that the Company will hold future advisory votes on executive compensation every year.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to approve, on an advisory basis, the Named Executive Officers’ compensation.

Our Board Recommends that the Stockholders Vote “FOR” the Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Under applicable law and the procedures adopted by the Company’s Board, the Audit Committee selects the Company’s independent public accounting firm for each fiscal year. The Audit Committee has selected Haskell & White LLP (“H&W”) to serve as the Company’s independent public accounting firm for the fiscal year ending May 31, 2024. H&W has previously served as the Company’s independent public accounting firm commencing with the fiscal year ended May 31, 2023.

Although shareholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Company’s Board, the Audit Committee’s selection of H&W as the Company’s independent public accounting firm for the fiscal year ending May 31, 2024 is being submitted for ratification by the shareholders at the Annual Meeting because the Company’s Board has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of H&W. Even if the selection of H&W is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of H&W are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

AUDIT FEES

The approximate aggregate fees billed for professional services by our auditors in the fiscal years ended May 31, 2023 and 2022 were as follows:

FEES	FISCAL YEAR 2023 ($)	FISCAL YEAR 2022 ($)
Audit Fees(1)	132,805	81,000
Audit and review of the financial statements
Tax Fees(2)	8,100	9,000
Tax Consulting Services
All Other Fees(3)	31,800	15,000
Total	172,705	105,000

(1) Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our Forms 10-Q, and for any other services that are normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

(2) Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

(3) All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not otherwise included in Audit Fees, Audit Related Fees, or Tax Fees.

The Audit Committee has considered that the provision of the above services has not impaired the principal accountant’s ability to maintain independence.

It is the policy of the Audit Committee that all audit and permissible non-audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee on a case-by-case basis. All of the above-described services provided by our auditors were approved in advance by the Audit Committee.

Vote Required and Board Recommendation

The vote on this proposal is advisory in nature, so it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors, when making its decision about the selection of H&W as the Company’s independent public accounting firm for the fiscal year ending May 31, 2024.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to ratify, on an advisory basis, the selection of Haskell & White LLP as the Company’s independent public accounting firm for the fiscal year ending May 31, 2024.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Ratify H&W as the Company’s Certified Public Accounting Firm for the fiscal year ending May 31, 2024.

PROPOSAL NO. 4

APPROVAL OF THE COMPANY’S 2023 STOCK INCENTIVE PLAN

On April 20, 2023, the Board adopted the Company’s 2023 Stock Incentive Plan (the “Plan”) that provides for the issuance of 1,200,000 shares of restricted stock or stock options, subject to stockholder approval. The Board believes that it is in the best interests of the Company and its stockholders to approve the Plan. The Board believes the Plan will enhance the Company’s ability to recruit and maintain qualified directors, managers, and personnel by including stock options as part of compensation packages. Options provide an incentive to employees to contribute to the success of the Company which would provide a benefit to employees as well as to the shareholders. The last stock plan (the 2020 Stock Incentive Plan) approved by shareholders was approved in December 2020. The following summary description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

PURPOSE. The Plan is intended to provide incentive to employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

ADMINISTRATION. The Plan will be administered by the Company’s Board or a committee of the Board (the “Stock Option Committee”) which may be established by the Board. Any such Stock Option Committee will at all times be composed of “non-employee directors”.

TYPES OF AWARDS. The Company’s Plan provides for the grant of (i) incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) stock options that are not intended to qualify under Section 422 of the Code (“NQSOs”; collectively with ISOs, “Options”). The Plan also authorizes the award of shares of restricted Common Stock (“Restricted Stock”).

TERMS AND CONDITIONS OF AWARDS. Options granted under the Plan will vest and become exercisable as determined by the Stock Option Committee or the Board. Awards will be subject to the terms and restrictions of the awards made by the Stock Option Committee or the Board. Option and Restricted Stock award recipients shall enter into a written stock option or Restricted Stock agreement with the Company. The Stock Option Committee or the Board has discretionary authority to select participants from among eligible persons and to determine, at the time an Option or Restricted Stock award is granted, when and in what increments shares covered by the Option or Restricted Stock award will vest and may be purchased. In the case of an Option, the Stock Option Committee or the Board also has the discretionary authority to determine, at the time such Option is granted, whether the Option is intended to be an ISO or a NQSO, provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum exercise period of ten (10) years or five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock). Fair market value is determined by the Board or the Stock Option Committee in good faith, for which the Board or Committee may refer to the price at which the shares traded at the close of business on the date of valuation as quoted on Yahoo.Finance.com. Such determination will be conclusive and binding on all persons.

ELIGIBLE PERSONS. All officers, directors, and employees of the Company as well as certain consultants, advisors and other persons expected to provide bona fide services to the Company are eligible to participate in the Plan. ISOs and Restricted Stock may be granted to the officers and employees of the Company. NQSOs and Restricted Stock awards may be granted to the directors, officers, employees, agents, and consultants of the Company or any of its subsidiaries.

Under current law, ISOs may not be granted to any director or consultant of the Company who is not an employee.

SHARES SUBJECT TO THE PLAN. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Plan authorizes the grant of Restricted Stock and or Options to purchase up to One Million Two Hundred Thousand (1,200,000) shares of the Company’s Common Stock.

TERM OF THE PLAN. Unless previously terminated by the Board, the Plan will terminate on December 7, 2033, and no Options or Restricted Stock may be granted under the Plan thereafter, but existing options and Restricted Stock will remain in effect until the Options or Restricted Stock are exercised or vested or terminated by their terms.

TERM OF OPTIONS. Each stock option must terminate no more than ten (10) years from the date it is granted or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent (10%) of the combined voting power of the Company’s outstanding equity stock). Stock Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

OPTION EXERCISE. The exercise price of any Stock Option granted under the Plan is payable in full in cash. The Company may provide for other payment mechanisms, including making loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder, which notes may, but are not required to be secured by a pledge of Common Stock issued upon exercise of the option.

AMENDMENT AND TERMINATION OF THE PLAN. The Board may, without affecting any outstanding stock options, from time-to-time revise or amend the Plan and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares of Restricted Stock or Stock Options that may be issued under the Plan.

COMMON STOCK. The Common Stock reserved for issuance under the Plan is currently traded on the Nasdaq Capital Market systems under the symbol BMRA. The closing per share market value of the Common Stock on April 20, 2023 (the date of the adoption of the Plan by the Board of Directors) was $1.63. Based on this valuation, the One Million Two Hundred Thousand (1,200,000) shares reserved for issuance under the Plan have an aggregate market value of $1,956,000 if all shares were issued at that time as Restricted Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state, or local tax laws.

INCENTIVE STOCK OPTIONS. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder’s “alternative minimum tax” under the Code.

If an option holder does not dispose of such shares of Common Stock within two (2) years after the ISO was granted or one (1) year after the ISO was exercised, whichever is later (any such disposition, a “disqualifying event”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

If an option holder makes a “disqualifying disposition,” the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such Common Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

NON-QUALIFIED STOCK OPTIONS. No income is realized by an option holder upon the grant of an NQSO with an exercise price equal to or greater than the fair market value of the underlying common stock on the date of the grant. Upon the exercise of an NQSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Upon subsequent sales of Common Stock received upon exercise of NQSO’s, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the option holder’s hands.

RESTRICTED STOCK. Generally, a participant who has been awarded Restricted Stock will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to the Company) an election under Section 83(b) of the Code no later than thirty (30) days after the issuance date. In the absence of an election under Section 83(b), when the restrictions on the Restricted Stock lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

NEW PLAN BENEFITS. If our stockholders approve this proposal, the additional shares of our common stock that would become reserved for issuance under the Plan would be immediately available to grant equity awards to eligible plan participants. The number of awards (if any) that may be received by individual employees or groups of employees under our Plan is at the discretion of our Board and therefore cannot be determined in advance.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required for the approval of the Company’s 2023 Stock Incentive Plan.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Approve the 2023 Stock Incentive Plan.

PROPOSAL NO. 5

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to establish a quorum, which proposal we refer to as the “Adjournment Proposal.”

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote is required for the Adjournment Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST”, or “ABSTAIN” on the Adjournment Proposal, your shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Adjournment Proposal. Abstentions will have no effect with respect to the vote on the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Our Board recommends that our stockholders vote “FOR” the Adjournment Proposal.

OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the Proxy confers discretionary authority with respect to acting thereon, and the persons named in such Proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our Board has adopted a policy that encourages our directors to attend our annual stockholder meetings. The annual meeting of stockholders held on December 7, 2022 was attended by all five (5) of the incumbent directors for that year. It is expected that a majority of the directors will be in attendance at the 2023 Annual Meeting.

ANNUAL REPORT

The Annual Report to Stockholders and Form 10-K covering the Company’s fiscal year ended May 31, 2023 are being mailed to stockholders with this Proxy Statement. The Annual Report on Form 10-K does not form any part of the material for the solicitation of the Proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may communicate with our Board, a committee of our Board, or a director by sending a letter addressed to the Board, a committee, or a director c/o Corporate Secretary, Biomerica Inc., 17571 Von Karman Avenue, Irvine, California 92614. All communications will be compiled by our corporate Secretary and forwarded to the Board, the committee, or the director accordingly.

CORPORATE GOVERNANCE

The Company’s Corporate Governance Policy and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers, and employees of the Company, including executive officers, are available on the Company’s web site at www.biomerica.com. Stockholders may also obtain free of charge printed copies of this policy by writing to the Secretary of the Company at the Company’s headquarters.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of securities to file initial reports of ownership of our stock and reports of changes in such ownership with the SEC. To our knowledge, all required filings pursuant to Section 16(a) were timely made during fiscal year 2023 except for the filings identified below:

One statement of beneficial ownership of securities on Form 3 for David Moatazedi was inadvertently not filed on a timely basis. A Form 3 was filed for Mr. Moatazedi on August 18, 2023.

EMPLOYEE, DIRECTOR, AND OFFICER HEDGING

We have not adopted any policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any eligible stockholder who desires to have a proposal considered for inclusion in our 2024 proxy solicitation materials, including director nominations, must cause their proposals to be received in writing by our Secretary at 17571 Von Karman Avenue, Irvine, California 92614 no later than June 30, 2024. The Board will review new proposals from eligible stockholders if they are received in writing by June 30, 2024. Proposals must be submitted in accordance with our bylaws and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder’s name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

A stockholder’s notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person’s name, age, business address and residence address, (ii) the person’s principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

By Order of the Board of Directors,

Irvine, California	/S/ ZACKARY S. IRANI
September 27, 2023	Chairperson and Chief Executive Officer

EXHIBIT A

BIOMERICA, INC.

2023 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

This Biomerica, Inc. 2023 Stock Incentive Plan (the “Plan”) was adopted by unanimous written consent of the board of directors of Biomerica Inc., (the “Board”) on April 20, 2023. This Plan supersedes and replaces the Biomerica, Inc. 2022 Stock Incentive Plan which was previously approved by the Board on August 25, 2022, and subsequently terminated by the Board with no Awards issued or outstanding. The Plan shall be submitted to stockholders for approval at the Company’s next annual meeting of stockholders. The Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, members of the Board of Directors and Consultants to focus on critical long-range objectives, (b) encourage the attraction and retention of Employees, Directors, and Consultants with exceptional qualifications, and (c) linking Employees, Directors, and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may be issued as an ISO, or an NSO as defined herein).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ARTICLE 2. ADMINISTRATION.

2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Board of Directors of the Company, provided the Board may delegate administration of the Plan to a Committee consisting exclusively of two or more Outside Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

2.2 COMMITTEE RESPONSIBILITIES. The Board (or the Committee, if applicable) shall (a) review management’s recommendation as to the Employees, Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, and other features and conditions of such Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Board and Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Board’s and Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more Directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or Directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants, and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares reserved and available for issuance under the Plan shall not exceed 1,200,000. Pursuant to this overall limitation, the maximum aggregate number of Common Shares available for issuance under Awards that qualify as NSOs or ISOs shall not exceed 1,200,000 shares. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 9.

3.2 ADDITIONAL SHARES. If Options are forfeited or terminate for any reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under the Plan. If Restricted Shares, or Common Shares issued upon the exercise of Options, are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

ARTICLE 4. ELIGIBILITY.

4.1 NON-STATUTORY STOCK OPTIONS (“NSOs”) AND RESTRICTED SHARES. Employees, Directors, and Consultants shall be eligible for the grant of NSOs and Restricted Shares.

4.2 INCENTIVE STOCK OPTIONS (“ISOs”). Only Employees who are employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who is a10% Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

ARTICLE 5. OPTIONS.

5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9.

5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under any Stock Option Award shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant, and if the Participant to whom an ISO is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the ISO is granted.

5.4 VESTING, EXERCISABILITY AND TERM. Unless otherwise approved by the Board of Directors and provided in the Stock Option Agreement, an Optionee’s right to exercise the Option shall vest pro rata over a period of four (4) years, with 25% of the Option vesting on each of the first, second, third and fourth anniversaries of the date of grant. The Stock Option Agreement shall also specify the term or expiration of the Option; provided that the term of any Stock Option shall in no event exceed 10 years from the date of the grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Unless stated otherwise in the Stock Option Agreement, all vested options shall expire 90 days following the optionee’s termination from the Company. Options issued to members of the Board of Directors shall be governed by ARTICLE 7 below.

5.5 EFFECT OF CHANGE IN CONTROL. Notwithstanding Section 5.4 above, all unvested portions of each outstanding Stock Option grant shall fully vest (e.g., become exercisable) automatically in the event that a Change in Control (as defined in Section 14.4 below) occurs with respect to the Company.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 EXERCISE/SALE. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.3 EXERCISE/PLEDGE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds necessary to cover the Exercise Price to the Company.

6.4 OTHER FORMS OF PAYMENT. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations, and rules, and that is deemed acceptable by the Committee or the Board in writing.

ARTICLE 7. DIRECTOR OPTION GRANTS.

7.1 ACCELERATED EXERCISABILITY. All NSOs granted to a Director shall become exercisable in full in the event of the termination of such Director’s service because of death, or total and permanent disability.

7.2 EXERCISE PRICE. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant.

7.3 TERM. Unless otherwise provided in the Stock Option Agreement, all NSOs granted to a member of the Board under this Plan, once vested, shall remain exercisable until the 10th anniversary of the date of grant, even if such Director leaves the Board before that date. All unvested NSOs outstanding at the time a director leaves the Board shall be forfeited immediately.

ARTICLE 8. RESTRICTED SHARES.

8.1 RESTRICTED STOCK AGREEMENT. Each Award of Restricted Shares of Common Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 PAYMENT FOR AWARDS. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Board or the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the market value of such Restricted Shares on the date awarded in the form of cash, cash equivalents or past services rendered or future service to be provided to the Company (or a Parent or Subsidiary), as the Committee may determine.

8.3 VESTING CONDITIONS. Unless otherwise approved by the Board of Directors and provided in the Restricted Stock Agreement, the Restricted Shares shall vest pro rata over a period of four (4) years, with 25% of the Option vesting on each of the first, second, third and fourth anniversaries of the date of grant. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. All Restricted Shares shall become vested in the event that a Change in Control (as defined in Section 14.4) occurs with respect to the Company, except as provided in the next following sentence.

8.4 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders.

ARTICLE 9. PROTECTION AGAINST DILUTION.

9.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence (in each case an “Adjustment Event”), the Board or the Committee may make such adjustments as it, in its sole discretion, deems appropriate to account for such Adjustment Event in one or more of (a) the number of Options and/or Restricted Shares available for future Awards under Article 3, (b) the number of Common Shares covered by each outstanding Restricted Stock Agreement, (c) the number of Common Shares covered by each outstanding Stock Option Award or (d) the Exercise Price under each outstanding Stock Option Award. Unless the Board or the Committee in their sole discretion make adjustments to Stock Option Awards or Restricted Stock Awards as set forth in this Article 9, a Participant shall have no rights by reason of any Adjustment Event undertaken or incurred by the Company.

9.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, all outstanding Stock Options shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 10. LIMITATION ON RIGHTS.

11.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director, or Consultant. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate the service of any Employee, Outside Director, or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 STOCKHOLDERS’ RIGHTS. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Options awarded prior to the time when a stock certificate for such Common Shares is issued or, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification, or listing or to an exemption from registration, qualification, or listing.

ARTICLE 11. WITHHOLDING TAXES.

12.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

ARTICLE 12. FUTURE OF THE PLAN.

13.1 TERM OF THE PLAN. The Plan, as set forth herein, became effective upon approval of the Plan by the Board on April 20, 2023 and shall remain in effect until the April 20, 2033, unless earlier terminated under Section 13.2. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan. Notwithstanding any provisions herein to the contrary, until such time that the Plan has been approved by the stockholders, the Company (i) may not grant any Common Shares to a Participant; and (ii) any Options granted by the Company to a Participant pursuant to the Plan may not be exercised prior to the Company obtaining the requisite stockholder approval. If the Company does not obtain the requisite stockholder approval, the Plan shall be unwound, and any outstanding Options granted hereunder prior to obtaining the requisite stockholder approval shall be cancelled.

13.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 14. DEFINITIONS.

14.1 “AFFILIATE” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.2 “AWARD” means any award of a Stock Option or Restricted Shares under the Plan.

14.3 “BOARD” means the Company’s Board of Directors, as constituted from time to time.

14.4 “CHANGE IN CONTROL” shall mean:

(a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) a change in the identity of a majority of the members of the Company’s Board of Directors that becomes effective on a single date (provided, however, that the appointments of new directors upon the deaths or resignations of directors by the remaining directors then in office shall not constitute a change in identity with respect to such departed director); or

(d) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

14.5 “CODE” means the Internal Revenue Code of 1986, as amended.

14.6 “COMMITTEE” means a committee of the Board, as described in Article 2.

14.7 “COMMON SHARE” means one share of the common stock of the Company.

14.8 “COMPANY” means Biomerica, Inc., a Delaware corporation.

14.9 “CONSULTANT” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.10 “DIRECTOR” means a member of the Company’s Board of Directors.

14.11 “EMPLOYEE” means an employee of the Company, a Parent, a Subsidiary, or an Affiliate.

14.12 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

14.13 “EXERCISE PRICE” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

14.14 “FAIR MARKET VALUE” means the market price of Common Shares, determined by the Board or the Committee in good faith on such basis as it deems appropriate. If the Common Shares are then listed or admitted to trading on Nasdaq or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on Nasdaq or principal stock exchange on which the Common Shares are then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Shares on Nasdaq or such exchange on the next preceding day on which a closing sale price is reported. If the Common Shares are not then listed or admitted to trading on Nasdaq or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Shares in the over-the-counter market on the date of valuation. Such determination shall be conclusive and binding on all persons.

14.15 “ISO” means an incentive stock option Award which meets all of the requirements as described in section 422(b) of the Code.

14.16 “NSO” means a non-qualified or non-statutory stock option Award that does not meet the requirements as described in sections 422 of the Code.

14.17 “OPTION” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.18 “OPTIONEE” means an individual or estate who holds an Option.

14.19 “OUTSIDE DIRECTOR” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.20 “PARENT” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.21 “PARTICIPANT” means an individual or estate who holds an Award.

14.22 “PLAN” means this Biomerica, Inc. 2023 Stock Incentive Plan, as amended from time to time.

14.23 “RESTRICTED SHARE” means a Common Share awarded under the Plan.

14.24 “RESTRICTED STOCK AGREEMENT” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions, and restrictions pertaining to such Restricted Share.

14.25 “STOCK OPTION AGREEMENT” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her Option.

14.26 “SUBSIDIARY” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.27 “10% STOCKHOLDER” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Parent, Subsidiary or Affiliate.

ARTICLE 15. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

BIOMERICA, INC.

By:
Name:	Allen Barbieri
Title:	Secretary and Executive Vice Chairman

Date approved by Board of Directors: April 22, 2023

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